EXHIBIT 99.1

MKS Instruments Reports Third Quarter 2018 Financial Results

Andover, MA, October 23, 2018 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported third quarter 2018 financial results.

Quarterly Financial Results
(in millions, except per share data)
	Q3 2018	Q2 2018
GAAP Results
Net revenues	$487	$573
Gross margin	47.6%	48.0%
Operating margin	24.0%	26.4%
Net income	$93	$123
Diluted EPS	$1.70	$2.22
Non-GAAP Results
Gross margin	47.6%	48.0%
Operating margin	26.5%	28.3%
Net earnings	$103	$129
Diluted EPS	$1.88	$2.33

Third Quarter 2018 Financial Results

Revenue was $487 million, a decrease of 15% from a record of $573 million in the second quarter of 2018 and an increase of $1 million from $486 million in the third quarter of 2017.

Net income was $93 million, or $1.70 per diluted share, compared to net income of $123 million, or $2.22 per diluted share, in the second quarter of 2018, and $76 million, or $1.38 per diluted share, in the third quarter of 2017.

Non-GAAP net earnings, which exclude special charges and credits, were $103 million, or $1.88 per diluted share, compared to $129 million, or $2.33 per diluted share, in the second quarter of 2018, and $86 million, or $1.56 per diluted share, in the third quarter of 2017.

Sales in the Vacuum and Analysis Division were $286 million, a decrease of 7% from the third quarter a year ago, primarily due to moderation in semiconductor capital equipment spending. Sales in the Light and Motion Division were $201 million, an increase of 13% from the prior year period.

Sales to semiconductor customers were $259 million, a decrease of 8% compared to the third quarter of 2017, and sales to Advanced Markets were $228 million, an increase of 11% compared to the third quarter of 2017.

“Despite the recent moderation in the semiconductor market, we are pleased with our strong financial results for the third quarter, reflecting our ability to manage through these cycles,” said Gerald Colella, Chief Executive Officer.  “Although we foresee the semiconductor market will continue to face headwinds in the near term, exiting the third quarter we have seen that our semiconductor business has been more steady and consistent.  We are very optimistic on the long-term growth drivers within the semiconductor market.  Moreover, we have continued to diversify our markets, customers and product portfolio and are on target to grow our Advanced Markets more than two times faster than the overall market.”

“The acquisition of Newport Corporation, which was completed two years ago, coupled with strong organic growth has continued to expand our portion of revenue from Advanced Markets,” said Seth Bagshaw, Chief Financial Officer. “In the past five years, we have grown our Advanced Market revenue from approximately $211 million in 2013 to approaching over $900 million in 2018.  Advanced Markets represented approximately 47% of consolidated revenue in the third quarter and year to date revenue increased almost 20% from the same period a year ago.”

Additional Financial Information

The Company had $620 million in cash and short-term investments and $348 million of Term Loan Debt as of September 30, 2018. During the third quarter of 2018, the Company repurchased 818 thousand shares for $75 million at an average price of $91.67 per share and paid a dividend of $10.9 million or $0.20 cents per diluted share.

Fourth Quarter 2018 Outlook

Based on current business levels, the Company expects that revenue in the fourth quarter of 2018 could range from $420 to $460 million.

At these volumes, GAAP net income could range from $1.19 to $1.45 per diluted share and Non-GAAP net earnings could range from $1.38 to $1.64 per diluted share. This financial guidance incorporates assumptions made based upon the Company’s current interpretation of the 2017 Tax Cut and Jobs Act and may change as additional clarification and implementation guidance is issued.

Conference Call Details

A conference call with management will be held on Wednesday, October 24, 2018 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 4268689, which has been reserved for this call. A live and archived webcast of the call will be available on the Company’s website at www.mksinst.com, along with the Company's earnings press release and supplemental financial information.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration control and optics. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, research and defense. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Results

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). Non-GAAP measures exclude amortization of acquired intangible assets, asset impairments, costs associated with completed and announced acquisitions, acquisition integration costs, restructuring charges, certain excess and obsolete inventory charges, fees and expenses related to the re-pricings of our term loan, amortization of debt issuance costs, environmental costs related to an acquisition, costs associated with the sale of a business, the one-time tax effects of the 2017 Tax Cut and Jobs Act, windfall tax benefits from stock-based compensation, accrued taxes on subsidiary distributions, a tax adjustment related to the sale of a business and the related tax effects of adjustments impacting pre-tax income. These Non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future financial performance, business prospects and growth of MKS. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, fluctuations in net sales to our major customers, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, including our most recent acquisition of Newport Corporation, the Company’s ability to successfully grow our business, potential fluctuations in quarterly results, the terms of our term loan, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the year ended December 31, 2017 filed with SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact:  Seth H. Bagshaw

Senior Vice President, Chief Financial Officer and Treasurer

Telephone:  978.645.5578

Investor Relations Contacts:

Monica Gould

The Blueshirt Group

Telephone:  212.871.3927

Email:  monica@blueshirtgroup.com

Lindsay Grant Savarese

The Blueshirt Group

Telephone:  212.331.8417

Email:  lindsay@blueshirtgroup.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	September 30,	September 30,	June 30,
	2018	2017	2018
		(Note 12)
Net revenues:
Products	$426,255	$428,891	$509,999
Services	60,897	57,376	63,141
Total net revenues	487,152	486,267	573,140
Cost of revenues:
Products	219,311	226,445	266,890
Services	35,981	31,827	31,373
Total cost of revenues	255,292	258,272	298,263

Gross profit	231,860	227,995	274,877
Research and development	31,898	32,548	36,504
Selling, general and administrative	70,822	71,347	76,181
Acquisition and integration costs	36	2,466	(1,168)
Restructuring	1,364	10	790
Fees and expenses related to repricing of term loan	—	492	378
Amortization of intangible assets	10,695	10,977	10,901
Income from operations	117,045	110,155	151,291
Interest income	1,516	873	1,456
Interest expense	3,719	7,172	3,922
Other expense, net	326	2,485	281
Income from operations before income taxes	114,516	101,371	148,544
Provision for income taxes	21,239	25,377	25,682
Net income	$93,277	$75,994	$122,862
Net income per share:
Basic	$1.71	$1.40	$2.25
Diluted	$1.70	$1.38	$2.22
Cash dividends per common share	$0.20	$0.18	$0.20
Weighted average shares outstanding:
Basic	54,476	54,282	54,719
Diluted	54,954	55,101	55,274

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS' operating results:
Net income	$93,277	$75,994	$122,862
Adjustments:
Acquisition and integration costs (Note 1)	36	2,466	(1,168)
Fees and expenses related to repricing of term loan (Note 2)	—	492	378
Amortization of debt issuance costs (Note 3)	682	2,314	660
Restructuring (Note 4)	1,364	10	790
Amortization of intangible assets	10,695	10,977	10,901
Windfall tax benefit on stock-based compensation (Note 5)	(287)	(594)	(4,752)
Accrued tax on subsidiary distribution (Note 6)	(2,756)	—	—
Transition tax on accumulated foreign earnings (Note 7)	863	—	(659)
Pro-forma tax adjustments	(659)	(5,789)	(200)
Non-GAAP net earnings (Note 8)	$103,215	$85,870	$128,812
Non-GAAP net earnings per share (Note 8)	$1.88	$1.56	$2.33
Weighted average shares outstanding	54,954	55,101	55,274
Income from operations	$117,045	$110,155	$151,291
Adjustments:
Acquisition and integration costs (Note 1)	36	2,466	(1,168)
Fees and expenses related to repricing of term loan (Note 2)	—	492	378
Restructuring (Note 4)	1,364	10	790
Amortization of intangible assets	10,695	10,977	10,901
Non-GAAP income from operations (Note 9)	$129,140	$124,100	$162,192
Non-GAAP operating margin percentage (Note 9)	26.5%	25.5%	28.3%
Interest expense	$3,719	$7,172	$3,922

Amortization of debt issuance costs (Note 3)	682	2,314	660
Non-GAAP interest expense	$3,037	$4,858	$3,262
Net income	$93,277	$75,994	$122,862
Interest expense, net	2,203	6,299	2,466
Provision for income taxes	21,239	25,377	25,682
Depreciation	8,834	9,153	8,984
Amortization	10,695	10,977	10,901
EBITDA (Note 10)	$136,248	$127,800	$170,895
Stock-based compensation	5,213	4,846	6,366
Acquisition and integration costs (Note 1)	36	2,466	(1,168)
Fees and expenses related to repricing of term loan (Note 2)	—	492	378
Restructuring (Note 4)	1,364	10	790
Other adjustments	—	836	—
Adjusted EBITDA (Note 11)	$142,861	$136,450	$177,261

Note 1: We recorded acquisition and integration costs related to the Newport Corporation acquisition, which closed during the second quarter of 2016, during the three months ended September 30, 2018 and 2017. During the second quarter of 2018, we reversed a portion of these costs related to severance agreement provisions that were not met.

Note 2: We recorded fees and expenses during the three months ended June 30, 2018 and September 30, 2017 related to repricings of our Term Loan Credit Agreement.

Note 3: We recorded additional interest expense related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 4: We recorded restructuring charges during the three months ended September 30, 2018, which consisted primarily of severance costs related to an organization-wide reduction in workforce. We recorded restructuring costs during the three months ended June 30, 2018 which were primarily comprised of severance costs related to transferring a portion of our shared accounting functions to a third party as well as the consolidation of certain shared accounting functions in Asia. We recorded restructuring costs during the three months ended September 30, 2017, primarily related to the consolidation of two manufacturing plants.

Note 5: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 6: We recorded an adjustment to a tax accrual related to a planned distribution of an MKS subsidiary.

Note 7*: We adjusted the provisional transition tax on accumulated foreign earnings related to the 2017 Tax Cut and Jobs Act during the three months ended September 30, 2018 and June 30, 2018.

Note 8: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition and integration costs, fees and expenses related to the repricing of our Term Loan Credit Agreement, amortization of debt issuance costs, restructuring costs, amortization of intangible assets, a windfall tax benefit related to stock compensation expense, a deferred tax adjustment, transition tax on accumulated foreign earnings and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 9: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition and integration costs, fees and expenses related to the repricing of the Term Loan Credit Agreement, restructuring costs and amortization of intangible assets.

Note 10: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 11: Adjusted EBITDA excludes stock-based compensation, acquisition and integration costs, fees and expenses related to the repricing of the Term Loan Credit Agreement, restructuring costs and other adjustments as defined in our Term Loan Credit Agreement.

Note 12: We historically recorded the revenue and related cost of revenue for our spare parts within Products in our Statement of Operations for the Vacuum and Analysis Division. We have now determined that these items are better reflected within Services in our Statement of Operations and have revised the presentation of our previously issued financial statements as shown below:

	Three Months Ended September 30, 2017
	As previously reported	Adjustment	As revised
Net revenues:
Products	$434,710	$(5,819)	$428,891
Services	51,557	5,819	57,376
Total net revenues	486,267	—	486,267
Cost of revenues:
Cost of products	225,174	1,271	226,445
Cost of services	33,098	(1,271)	31,827
Total cost of revenues	$258,272	$—	$258,272

*The computation of the one-time tax on our offshore earnings pursuant to the 2017 Tax Cut and Jobs Act (the "Tax Act") as well as our net deferred tax liability is based on our current understanding and assumptions regarding the impact of the Tax Act, and may change as additional clarification and implementation guidance is issued and as the interpretation of the Tax Act evolves over time.

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2018	2017 (Note 20)
Net revenues:
Products	$1,432,931	$1,243,146
Services	181,636	161,031
Total net revenues	1,614,567	1,404,177
Cost of revenues:
Products	747,522	662,985
Services	97,453	88,067
Total cost of revenues	844,975	751,052
Gross profit	769,592	653,125
Research and development	103,259	99,510
Selling, general and administrative	229,952	217,546
Acquisition and integration costs	(1,132)	4,698
Restructuring	3,374	2,596
Environmental costs	1,000	—
Asset impairment	—	6,719
Fees and expenses related to repricing of term loan	378	492
Amortization of intangible assets	32,786	34,946
Income from operations	399,975	286,618
Interest income	4,077	1,896
Interest expense	13,071	23,001
Gain on sale of business	—	74,856
Other expense, net	1,179	3,741
Income from operations before income taxes	389,802	336,628
Provision for income taxes	68,542	75,134
Net income	$321,260	$261,494
Net income per share:
Basic	$5.89	$4.84
Diluted	$5.82	$4.75
Cash dividends per common share	$0.58	$0.53
Weighted average shares outstanding:
Basic	54,539	54,076
Diluted	55,171	55,020

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS' operating results:
Net income	$321,260	$261,494
Adjustments:
Acquisition and integration costs (Note 1)	(1,132)	4,698
Expenses related to sale of a business (Note 2)	—	859
Excess and obsolete inventory charge (Note 3)	—	1,160
Fees and expenses related to repricing of term loan (Note 4)	378	492
Amortization of debt issuance costs (Note 5)	3,173	5,422
Restructuring (Note 6)	3,374	2,596
Environmental costs (Note 7)	1,000	—
Asset impairment (Note 8)	—	6,719
Gain on sale of business (Note 9)	—	(74,856)
Amortization of intangible assets	32,786	34,946
Windfall tax benefit on stock-based compensation (Note 10)	(8,075)	(10,413)
Accrued tax on subsidiary distribution (Note 11)	(2,756)	—
Tax adjustment related to the sale of a business (Note 12)	—	15,007
Deferred tax adjustment (Note 13)	878	—
Transition tax on accumulated foreign earnings (Note 14)	(1,464)	—

Pro-forma tax adjustments	(3,106)	(15,499)
Non-GAAP net earnings (Note 15)	$346,316	$232,625
Non-GAAP net earnings per share (Note 15)	$6.28	$4.23
Weighted average shares outstanding	55,171	55,020
Income from operations	$399,975	$286,618
Adjustments:
Acquisition and integration costs (Note 1)	(1,132)	4,698
Expenses related to sale of a business (Note 2)	—	859
Excess and obsolete inventory charge (Note 3)	—	1,160
Fees and expenses related to repricing of term loan (Note 4)	378	492
Restructuring (Note 6)	3,374	2,596
Environmental costs (Note 7)	1,000	—
Asset impairment (Note 8)	—	6,719
Amortization of intangible assets	32,786	34,946
Non-GAAP income from operations (Note 16)	$436,381	$338,088
Non-GAAP operating margin percentage (Note 16)	27.0%	24.1%
Gross profit	$769,592	$653,125
Excess and obsolete inventory charge (Note 3)	—	1,160
Non-GAAP gross profit (Note 17)	$769,592	$654,285
Non-GAAP gross profit percentage (Note 17)	47.7%	46.6%
Interest expense	$13,071	$23,001
Amortization of debt issuance costs (Note 5)	3,173	5,422
Non-GAAP interest expense	$9,898	$17,579
Net Income	$321,260	$261,494
Interest expense, net	8,994	21,105
Provision for income taxes	68,542	75,134
Depreciation	27,120	27,605
Amortization	32,786	34,946
EBITDA (Note 18)	$458,702	$420,284
Stock-based compensation	22,005	19,835
Acquisition and integration costs (Note 1)	(1,132)	4,698
Expenses related to sale of a business (Note 2)	—	859
Excess and obsolete inventory charge (Note 3)	—	1,160
Fees and expenses related to repricing of term loan (Note 4)	378	492
Restructuring (Note 6)	3,374	2,596
Environmental costs (Note 7)	1,000	—
Asset impairment (Note 8)	—	6,719
Gain on sale of business (Note 9)	—	(74,856)
Other adjustments	772	2,405
Adjusted EBITDA (Note 19)	$485,099	$384,192

Note 1: We recorded acquisition and integration costs related to the Newport Corporation acquisition, which closed during the second quarter of 2016, during the nine months ended September 30, 2018 and 2017. During the second quarter of 2018, we reversed a portion of these costs related to severance agreement provisions that were not met.

Note 2: We recorded legal and consulting expenses during the nine months ended September 30, 2017 related to the sale of a business, which was completed in April 2017.

Note 3: We recorded excess and obsolete inventory charges in cost of sales during the nine months ended September 30, 2017, related to the discontinuation of a product line in connection with the consolidation of two manufacturing sites.

Note 4: We recorded fees and expenses during the nine months ended September 30, 2018 and 2017 related to repricings of our Term Loan Credit Agreement.

Note 5: We recorded additional interest expense related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 6: We recorded restructuring costs during the nine months ended September 30, 2018, which were primarily comprised of severance costs related to a worldwide reduction in workforce in the third quarter, transferring a portion of our shared accounting functions to a third party as well as the consolidation of certain shared accounting functions in Asia. We recorded restructuring costs during the nine months ended September 30, 2017, primarily related to the restructuring of one of our international facilities and the consolidation of sales offices.

Note 7: We recorded additional environmental costs during the nine months ended September 30, 2018, related to an EPA-designated Superfund site, which was acquired as part of our Newport acquisition.

Note 8: We recorded an asset impairment charge, primarily related to the write-off of goodwill and intangible assets, during the nine months ended September 30, 2017, in connection with the consolidation of two manufacturing plants.

Note 9: We recorded a gain during the nine months ended September 30, 2017, related to the sale of our Data Analytics Solutions business.

Note 10: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 11: We recorded an adjustment to a tax accrual related to a planned distribution of an MKS subsidiary.

Note 12: We recorded taxes related to the sale of our Data Analytics Solutions business during the nine months ended September 30, 2017.

Note 13*: We recorded a provisional deferred tax adjustment, which also includes the reversal of a tax accrual on a French dividend, related to U.S. tax reform legislation during the fourth quarter of 2017.

Note 14*: We adjusted the provisional transition tax on accumulated foreign earnings related to the 2017 Tax Cut and Jobs Act during the nine months ended September 30, 2018.

Note 15: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition and integration costs, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the repricing of the Term Loan Credit Agreement, amortization of debt issuance costs, restructuring costs, environmental costs, an asset impairment charge, a gain on the sale of a business, amortization of intangible assets, a windfall tax benefit related to stock compensation expense, taxes related to the sale of a business, a deferred tax adjustment, transition tax on accumulated foreign earnings and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 16: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition and integration costs, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the repricing of the Term Loan Credit Agreement, restructuring costs, environmental costs, an asset impairment charge and amortization of intangible assets.

Note 17: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an excess and obsolete inventory charge related to the discontinuation of a product line.

Note 18: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 19: Adjusted EBITDA excludes stock-based compensation, acquisition and integration costs, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the repricing of the Term Loan Credit Agreement, restructuring costs, environmental costs, an asset impairment charge, a gain on the sale of a business and other adjustments as defined in our Term Loan Credit Agreement.

Note 20: We historically recorded the revenue and related cost of revenue for our spare parts within Products in our Statement of Operations for the Vacuum and Analysis Division. We have now determined that these items are better reflected within Services in our Statement of Operations and have revised the presentation of our previously issued financial statements as shown below:

	Nine Months Ended September 30, 2017
	As previously reported	Adjustment	As revised
Net revenues:
Products	$1,259,582	$(16,436)	$1,243,146
Services	144,595	16,436	161,031
Total net revenues	1,404,177	—	1,404,177
Cost of revenues:
Cost of products	659,538	3,447	662,985
Cost of services	91,514	(3,447)	88,067
Total cost of revenues	$751,052	$—	$751,052

*The computation of the one-time tax on our offshore earnings pursuant to the 2017 Tax Cut and Jobs Act (the "Tax Act") as well as our net deferred tax liability is based on our current understanding and assumptions regarding the impact of the Tax Act, and may change as additional clarification and implementation guidance is issued and as the interpretation of the Tax Act evolves over time.

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents, including restricted cash	$399,850	$333,887
Short-term investments	219,776	209,434
Trade accounts receivable, net	318,470	300,308
Inventories	399,077	339,081
Other current assets	75,298	53,543
Total current assets	1,412,471	1,236,253
Property, plant and equipment, net	180,182	171,782
Goodwill	587,861	591,047
Intangible assets, net	331,288	366,398
Long-term investments	10,404	10,655
Other assets	42,390	37,883
Total assets	$2,564,596	$2,414,018
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$6,130	$2,972
Accounts payable	81,486	82,518
Accrued compensation	74,472	96,147
Income taxes payable	12,942	21,398
Deferred revenue	9,136	12,842
Other current liabilities	78,327	73,945
Total current liabilities	262,493	289,822
Long-term debt, net	342,970	389,993
Non-current deferred taxes	61,540	61,571
Non-current accrued compensation	56,888	51,700
Other liabilities	30,412	32,025
Total liabilities	754,303	825,111
Stockholders' equity:
Common stock	113	113
Additional paid-in capital	786,138	789,644
Retained earnings	1,023,959	795,698
Accumulated other comprehensive income	83	3,452
Total stockholders' equity	1,810,293	1,588,907
Total liabilities and stockholders' equity	$2,564,596	$2,414,018

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands, except per share data)

	Three Months Ended
	September 30,	September 30,	June 30,
	2018	2017	2018
Cash flows from operating activities:
Net income	$93,277	$75,994	$122,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,529	20,129	19,885
Amortization of debt issuance costs and original issue discount	897	2,643	868
Stock-based compensation	5,213	4,845	6,366
Provision for excess and obsolete inventory	5,283	4,347	4,959
Provision for doubtful accounts	263	139	261
Deferred income taxes	(4,695)	(1,157)	1,875
Other	71	36	426
Changes in operating assets and liabilities	(23,882)	(8,013)	(47,891)
Net cash provided by operating activities	95,956	98,963	109,611
Cash flows from investing activities:
Purchases of investments	(64,958)	(129,430)	(99,063)
Sales of investments	4,505	18,252	54,433
Maturities of investments	44,605	31,545	41,138
Purchases of property, plant and equipment	(15,067)	(8,118)	(12,428)
Net cash used in investing activities	(30,915)	(87,751)	(15,920)
Cash flows from financing activities:
Payments of short-term borrowings	(29,803)	(4,016)	(17,788)
Proceeds from short and long-term borrowings	23,635	4,521	25,082
Payments of long-term borrowings	(2)	(125,000)	—
Repurchase of common stock	(75,000)	—	—
Dividend payments	(10,858)	(9,500)	(10,942)
Net payments related to employee stock awards	(589)	(1,306)	(4,131)
Net cash used in financing activities	(92,617)	(135,301)	(7,779)
Effect of exchange rate changes on cash and cash equivalents	(5)	2,071	631
Increase in cash and cash equivalents and restricted cash	(27,581)	(122,018)	86,543
Cash and cash equivalents, including restricted cash at beginning of period	427,431	428,112	340,888
Cash and cash equivalents, including restricted cash at end of period	$399,850	$306,094	$427,431

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In thousands)

	Three Months Ended September 30, 2018			Three Months Ended June 30, 2018
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$114,516	$21,239	18.5%	$148,544	$25,682	17.3%
Adjustments:
Acquisition and integration costs (Note 1)	36	—		(1,168)	—
Fees and expenses related to repricing of term loan (Note 2)	—	—		378	—
Amortization of debt issuance costs (Note 3)	682	—		660	—
Restructuring (Note 4)	1,364	—		790	—
Amortization of intangible assets	10,695	—		10,901	—
Windfall tax benefit on stock-based compensation (Note 10)	—	287		—	4,752
Accrued tax on subsidiary distribution (Note 11)	—	2,756		—	—
Transition tax on accumulated foreign earnings (Note 14)	—	(863)		—	659
Tax effect of pro-forma adjustments	—	659		—	200
Non-GAAP	$127,293	$24,078	18.9%	$160,105	$31,293	19.5%

	Three Months Ended September 30, 2017
	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$101,371	$25,377	25.0%
Adjustments:
Acquisition and integration costs (Note 1)	2,466	—
Fees and expenses related to repricing of term loan (Note 2)	492	—
Amortization of debt issuance costs (Note 3)	2,314	—
Restructuring (Note 4)	10	—
Amortization of intangible assets	10,977	—
Windfall tax benefit on stock-based compensation (Note 10)	—	594
Tax effect of pro-forma adjustments	—	5,789
Non-GAAP	$117,630	$31,760	27.0%

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$389,802	$68,542	17.6%	$336,628	$75,134	22.3%
Adjustments:
Acquisition and integration costs (Note 1)	(1,132)	—		4,698	—
Fees and expenses related to repricing of term loan (Note 2)	378	—		492	—
Amortization of debt issuance costs (Note 3)	3,173	—		5,422	—
Restructuring (Note 4)	3,374	—		2,596	—
Expenses related to the sale of a business (Note 5)	—	—		859	—
Excess and obsolete inventory charge (Note 6)	—	—		1,160	—
Environmental costs (Note 7)	1,000	—		—	—
Asset impairment (Note 8)	—	—		6,719	—
Gain on sale of business (Note 9)	—	—		(74,856)	—
Amortization of intangible assets	32,786	—		34,946	—
Windfall tax benefit on stock-based compensation (Note 10)	—	8,075		—	10,413
Accrued tax on subsidiary distribution (Note 11)	—	2,756
Tax adjustment related to the sale of a business (Note 12)	—	—		—	(15,007)
Deferred tax adjustment (Note 13)	—	(878)		—	—
Transition tax on accumulated foreign earnings (Note 14)	—	1,464		—	—
Tax effect of pro-forma adjustments	—	3,106		—	15,499
Non-GAAP	$429,381	$83,065	19.3%	$318,664	$86,039	27.0%

Note 1: We recorded acquisition and integration costs related to the Newport Corporation acquisition, which closed during the second quarter of 2016, during the three and nine months ended June 30, 2017. During the second quarter of 2018, we reversed a portion of these costs related to severance agreement provisions that were not met.

Note 2: We recorded fees and expenses during the three months ended June 30, 2018 and nine months ended September 30, 2018 and three and nine months ended September 30, 2017 related to repricings of our Term Loan Credit Agreement.

Note 3: We recorded additional interest expense related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 4: We recorded restructuring costs during the three and nine months ended September 30, 2018 and three months ended June 30, 2018, which were primarily comprised of severance costs related to a worldwide reduction in workforce, transferring a portion of our shared accounting functions to a third party as well as the consolidation of certain shared accounting functions in Asia. We recorded restructuring costs during the three and nine months ended September 30, 2017, primarily related to the restructuring of one of our international facilities and the consolidation of sales offices.

Note 5: We recorded legal and consulting expenses during the nine months ended September 30, 2017 related to the sale of a business, which was completed in April 2017.

Note 6: We recorded excess and obsolete inventory charges in cost of sales during the nine months ended September 30, 2017, related to the discontinuation of a product line in connection with the consolidation of two manufacturing sites.

Note 7: We recorded additional environmental costs during the nine months ended September 30, 2018, related to an EPA-designated Superfund site, which was acquired as part of our Newport acquisition.

Note 8: We recorded an asset impairment charge, primarily related to the write-off of goodwill and intangible assets, during the nine months ended September 30, 2017, in connection with the consolidation of two manufacturing plants.

Note 9: We recorded a gain during the nine months ended September 30, 2017, related to the sale of our Data Analytics Solutions business.

Note 10: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 11: We recorded an adjustment to a tax accrual related to a planned distribution of an MKS subsidiary.

Note 12: We recorded taxes related to the sale of our Data Analytics Solutions business during the nine months ended September 30, 2017.

Note 13*: We recorded a provisional deferred tax adjustment, which also includes the reversal of a tax accrual on a French dividend, related to U.S. tax reform legislation during the fourth quarter of 2017.

Note 14*: We adjusted the transition tax on accumulated foreign earnings related to the 2017 Tax Cut and Jobs Act during the nine months ended September 30, 2018.

*The computation of the one-time tax on our offshore earnings pursuant to the 2017 Tax Cut and Jobs Act (the "Tax Act") as well as our net deferred tax liability is based on our current understanding and assumptions regarding the impact of the Tax Act, and may change as additional clarification and implementation guidance is issued and as the interpretation of the Tax Act evolves over time.

MKS Instruments, Inc.

Reconciliation of Q4-18 Guidance — GAAP Net Income to Non-GAAP Net Earnings

(In thousands, except per share data)

	Three Months Ended December 31, 2018
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$64,900	$1.19	$78,800	$1.45
Amortization	10,800	0.20	10,800	0.20
Deferred financing costs	700	0.01	700	0.01
Restructuring	100	0.00	100	0.00
Tax effect of adjustments (Note 1)	(1,400)	(0.03)	(1,200)	(0.02)
Non-GAAP net earnings	$75,100	$1.38	$89,200	$1.64
Q4 -18 forecasted shares		54,500		54,500

Note 1: The Non-GAAP adjustments are tax effected at the applicable statutory rates and the difference between the GAAP and Non-GAAP tax rates.